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                 Independent Auditors Consent



To The Board of Trustees  and Shareholders of
Prime Cash Fund:

We consent to the use of our report dated February 22, 2000 incorporated herein by references to our firm under the headings
"Financial Highlights" in the Prospectus and "Financial
Statements" and "Transfer Agent, Custodian and Auditors" in the
Statement of Additional Information.




New York, New York                 KPMG Peat Marwick LLP
April 24, 2000                     /s/KPMG Peat Marwick LLP

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